UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 28, 2004

CYBEX INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

New York	0-4538	11-1731581
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10 Trotter Drive, Medway, Massachusetts	02053
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (508) 533-4300

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02: Unregistered Sales of Equity Securities

This Form 8-K is filed in connection with unregistered issuances of Common Stock of Cybex International, Inc. (the “Company”) which, on October 28, 2004, exceeded 1% of the Company’s outstanding Common Stock.

On October 28, 2004, The CIT Group/Business Credit, Inc. exercised its warrant (the “CIT Warrant”) to purchase 176,619 shares of Common Stock of the Company. Pursuant to the net exercise provisions of the CIT Warrant, the Company issued to The CIT Group/BC Securities Investment, Inc. 119,302 shares of the Common Stock. The Company issued the CIT Warrant in 2003 in connection with a new credit facility. In issuing the shares of Common Stock underlying the CIT Warrant, the Company relied on the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended, in that the transaction did not involve a public offering.

On October 21, 2004, Wachovia Bank, N.A. exercised its warrant (the “Wachovia Warrant”) to purchase 191,896 shares of the Common Stock of the Company. Pursuant to the net exercise provisions of the Wachovia Warrant, the Company issued to Wachovia Bank, N.A. 133,217 shares of the Common Stock. The Company issued the Wachovia Warrant in 2001 in connection with the restructuring of a loan facility. In issuing the shares of Common Stock underlying the Wachovia Warrant, the Company relied on the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended, in that the transaction did not involve a public offering.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 28, 2004

CYBEX INTERNATIONAL, INC
(Registrant)

By:	/s/ John Aglialoro
Name:	John Aglialoro
Title:	Chief Executive Officer